ROSETTA RESOURCES INC. TO PRESENT AT IPAA OIL AND GAS INVESTMENT SYMPOSIUM - SAN FRANCISCO, CA

Houston, TX October 3, 2006 (MARKET WIRE via COMTEX News Network) -- Rosetta Resources Inc. (NASDAQ: ROSE) "Rosetta" today announced that Mr. Bill Berilgen, President and Chief Executive Officer, will present at IPAA’s Oil and Gas Investment Symposium in San Francisco, California on Thursday, October 5, 2006 at 3:30 pm PDT. Rosetta’s presentation will be available on the company's web site, at www.rosettaresources.com, and will also be available on The Independent Petroleum Association of America (IPAA) web site, at http://www.ipaa.org.

Rosetta Resources Inc. is an independent oil and gas company engaged in acquisition, exploration, development and production of oil and gas properties in North America. Our operations are concentrated in the Sacramento Basin of California, South Texas, the Gulf of Mexico and the Rocky Mountains. Rosetta is a Delaware corporation based in Houston, Texas.

For more information, visit www.rosettaresources.com.

Forward-Looking Statements: All statements, other than statements of historical fact, included in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based upon current expectations and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Rosetta assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

SOURCE: Rosetta Resources Inc.

Contact:
Teri Greer
Public Relations
Direct: (713) 335-4008
Email: greert@rosettaresources.com